UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2006
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Press Release

Item 1.01 Entry into a Definitive Material Agreement
     As described in its press release, dated August 8, 2006, and in its final prospectus, dated August 8, 2006 and filed on August 9, 2006 (the “Prospectus”), with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), Allis-Chalmers Energy Inc. (the “Company”) entered into an underwriting agreement on August 8, 2006 (the “Underwriting Agreement”) with the underwriters named therein (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), sold by the Company at a price to the public of $14.50 per share ($13.775 per share, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of the Company’s Common Stock to cover over-allotments, if any.
     In the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
     A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On August 8, 2006, Allis-Chalmers Energy Inc (the “Company”) announced that it had priced its public offering of 3,000,000 shares of Common Stock. The offering also includes 450,000 shares of Common Stock to be sold by the Company to cover over-allotments, if any. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
c) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 8, 2006.
99.1	Press Release, dated August 8, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: August 8, 2006	By:	/s/ Theodore F. Pound III

	Name:	Theodore F. Pound III

	Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 8, 2006.
99.1	Press Release, dated August 8, 2006.